Exhibit 10.12
TALEN ENERGY CORPORATION
RESTRICTED STOCK UNIT AWARD NOTICE (EMPLOYEE FORM)
Pursuant to the terms and conditions of the Talen Energy Corporation 2023 Equity Incentive Plan, as amended from time to time (the “Plan”), Talen Energy Corporation, a Delaware corporation (the “Company”), hereby grants to the individual listed below (“you” or the “Participant”) an award of Restricted Stock Units (the “RSUs”) in respect of the number of Shares set forth below. This award of RSUs (this “Award”) is subject to the terms and conditions set forth herein and in the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used herein without definition have the meanings ascribed to such terms in the Plan.

Participant:	[●]
Date of Grant:	[●]
Total Number of RSUs:	[●]
Vesting Commencement Date:	[●]
Vesting Schedule:	Subject to the Agreement (including Section 3 thereof), the Plan and the other terms and conditions set forth herein, the RSUs will vest according to the following schedule, so long as the Participant has not incurred as Termination of Employment prior to the applicable vesting date:

	Vesting Date	Percentage of RSUs That Vest
	First anniversary of the Vesting Commencement Date	33 1/3%
	Second anniversary of the Vesting Commencement Date	33 1/3%
	Third anniversary of the Vesting Commencement Date	33 1/3%
By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement, and this Restricted Stock Unit Grant Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan, and this Grant Notice. You hereby agree to accept as binding, conclusive, and final all decisions or interpretations of the Committee regarding any questions or determinations that arise under the Agreement, the Plan, or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.
[Signature Page Follows]
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IN WITNESS WHEREOF, the parties hereto have executed this Grant Notice as of the date first written above.

TALEN ENERGY CORPORATION

By:
	Name:	[Name]
	Title:	[Title]

[Participant]
[Signature Page to Restricted Stock Unit Award Notice]

EXHIBIT A
TALEN ENERGY CORPORATION
RESTRICTED STOCK UNIT AWARD AGREEMENT
THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is entered into by and between the Company and the Participant as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached. Capitalized terms used herein without definition have the meanings ascribed to such terms in the Plan.
WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the Participant RSUs on the terms and subject to the conditions set forth in this Agreement and the Plan.
NOW THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves and their successors and assigns, hereby agree as follows:
1.Grant of RSUs.
(a)Grant. The Company hereby grants to the Participant the number of RSUs set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement, and the Plan.
(b)Incorporation by Reference. The provisions of the Plan are incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan.
2.Terms of Issuance of Grant.
(a)Concurrently with, or prior to, the execution and delivery of this Agreement, the Participant is entering into, or has entered into a Confidentiality, Non-Competition and Non-Solicitation Agreement with the Company or one of its Affiliates providing restrictive covenants applicable during and following employment in a form considered satisfactory by the Committee (the “Restrictive Covenant Agreement”) and the Participant’s entry into the Restrictive Covenant Agreement is a material inducement for, and a condition of, the Company’s entry into this Agreement and issuance of the RSUs specified in this Agreement. To the maximum extent permissible under applicable law, all of the restrictive covenants applicable to the Participant set forth in the Restrictive Covenant Agreement are hereby incorporated by reference into this Agreement (with the same force and effect as though fully set forth herein).
(b)[As a condition to receiving this Award, Participant hereby waives any claim of “good reason” (or term of like import) under that certain [[Severance Agreement] / [Offer Letter], dated [  ], by and between Participant and [ ]], or any other agreement to which Participant is a party that Participant may otherwise have as a result of any event, occurrence or circumstance prior to the Date of Grant.]

3.Vesting.
(a)Normal Vesting. Subject to Sections 3(b) and 3(c), the RSUs shall vest in accordance with the vesting schedule set forth in the Grant Notice.
(b)Termination of Employment.
(i)     Within One Year of the Vesting Commencement Date. If the Participant incurs a Termination of Employment prior to the first anniversary of the Vesting Commencement Date:
(1)If the Termination of Employment is by the Company without Cause or by the Participant for Good Reason (if Good Reason applies to this award, as set forth below), then, subject to the Participant’s timely execution of a release of all claims in a form acceptable to the Company and generally used by the Company with respect to similarly situated employees, immediately upon such Termination of Employment, (A) a pro rata portion of the RSUs that would have vested on the next scheduled vesting date following such Termination of Employment in accordance with Section 3(a) will vest, calculated based on (x) the number of RSUs that would have vested on such next scheduled vesting date, multiplied by (y) a fraction, the numerator of which is the number of calendar days from the Vesting Commencement Date to the date of the Termination of Employment, and the denominator of which is 365, and (B) all unvested RSUs (after taking into account the accelerated vesting set forth in clause (A)) shall be forfeited and cancelled for no consideration. For purposes of this Agreement, if the Participant is party to an employment agreement, offer letter, consulting agreement or similar agreement with the Company or one of its Affiliates (as applicable, an “Employment Agreement”) that defines “good reason” (or words of like import), “Good Reason” shall have the meaning set forth in the Employment Agreement. If the Participant is not party to an Employment Agreement or if the Employment Agreement does not define “good reason” (or words of like import), the term “Good Reason” does not apply to this Award.
(2)If the Termination of Employment is due to any other reason except as described in Section 3(b)(i)(1) prior to the first anniversary of the Vesting Commencement Date (including, for the avoidance of doubt, any resignation by the Participant for any reason if the Participant is not party to an Employment Agreement or if the Employment Agreement does not define “good reason” (or terms of like import)), then all unvested RSUs shall be immediately forfeited and cancelled for no consideration.

(ii)     On or Following the First Anniversary of the Vesting Commencement Date. If the Participant incurs a Termination of Employment on or following the first anniversary of the Vesting Commencement Date:
(1)If the Termination of Employment is by the Company without Cause, due to the Participant’s death or Disability, or by the Participant for Good Reason (if Good Reason applies to this award) then, subject to the Participant’s timely execution of a release of all claims in a form acceptable to the Company and generally used by the Company with respect to similarly situated employees, immediately upon such Termination of Employment, (A) a pro rata portion of the RSUs that would have vested on the next scheduled vesting date following such Termination of Employment in accordance with Section 3(a) will vest, calculated based on (x) the number of RSUs that would have vested on such next scheduled vesting date, multiplied by (y) a fraction, the numerator of which is the number of calendar days from the vesting date immediately preceding the date of the Termination of Employment to the date of the Termination of Employment, and the denominator of which is 365, and (B) all unvested RSUs (after taking into account the accelerated vesting set forth in clause (A)) shall be forfeited and cancelled for no consideration.
(2)If the Termination of Employment is due to any other reason except as described in Section 3(b)(ii)(1) (including, for the avoidance of doubt, any resignation by the Participant for any reason if the Participant is not party to an Employment Agreement or if the Employment Agreement does not define “good reason” (or terms of like import)), then all unvested RSUs shall be immediately forfeited and cancelled for no consideration.
(c)Change in Control. In connection with a Change in Control, all unvested RSUs shall fully vest as of the occurrence of such Change in Control.
4.Settlement. Subject to Section 6, the Company shall, at the discretion of the Committee, issue either one Share or cash in an amount equal to the Fair Market Value of one Share, or any combination thereof, to the Participant for each RSU that becomes vested hereunder by the earlier of (a) the consummation of a Change in Control and (b) 30 days following the date on which such RSU becomes vested.
5.Dividend Equivalents; Rights as Member. Until such time as the RSUs have been settled pursuant to Section 4, the Participant shall have no rights as a holder of Common Stock, including, without limitation, any right to dividends or other distributions or any right to vote. Notwithstanding the foregoing, if the Company declares any cash dividend the record date of which occurs while the RSUs are outstanding, the Participant shall be credited a dividend equivalent in an amount equal to the dividend that would have been paid on the Common Stock underlying the RSUs had such shares been outstanding on such record date. Any such dividend equivalents shall be subject to the same vesting conditions applicable to the underlying RSU with respect to which they accrue, and shall, if the underlying RSU vests, be paid by the earlier of (a) the consummation of a Change in Control and (b) 30 days following the applicable vesting date.
6.Taxes. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local, and foreign taxes of any kind that the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule, or regulation with respect to the RSUs and, if the Participant fails to do so, the Company may refuse to issue or transfer any Common Stock or dividend equivalents otherwise required to be issued pursuant to this Agreement. Unless as otherwise agreed to by the parties hereto, any withholding obligation with regard to the Participant (up to the maximum statutory rate) may be satisfied by reducing the number of Shares otherwise deliverable to Participant hereunder.
7.Non-Transferability. The RSUs may not, at any time prior to being settled, be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by the Participant, other than by will or by the laws of descent and distribution. Any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance shall be void and unenforceable against the Company.
8.Restrictions on Transfer of Award Shares. The Participant agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Shares received upon settlement of the RSUs (each, an “Award Share”) for the period ending on the earlier of (a) a Change in Control and (b) the third anniversary of the Vesting Commencement Date. The Participant acknowledges and agrees that any Award Share will be subject to legends, stop transfer orders or any other similar restriction that the Company deems reasonably necessary to effectuate the provisions set forth in this Section 8.
9.Securities Law Representations. The Participant acknowledges that the Common Stock underlying the RSUs is not being registered under the Securities Act, based, in part, on reliance upon an exemption from registration under Rule 701 or Regulation D promulgated under the Securities Act and a comparable exemption from qualification under applicable state securities laws, as each may be amended from time to time. The Participant, by executing this Agreement, hereby makes the following representations to the Company and acknowledges that the Company’s reliance on federal and state securities law exemptions from registration and qualification is predicated, in substantial part, upon the accuracy of these representations:
(a)Investment Purpose. The Participant is acquiring the RSUs solely for the Participant’s own account, for investment purposes only, and not with a view or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of Shares underlying the RSUs within the meaning of the Securities Act and/or any applicable state securities laws.
(b)Knowledge. The Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the RSUs. The

Participant has been furnished with, and/or has access to, such information as the Participant considers necessary or appropriate for deciding whether to acquire the Common Stock underlying the RSUs. In evaluating the merits and risks of an investment in the Common Stock underlying the RSUs, however, the Participant has and will rely only upon the advice of the Participant’s own legal counsel, tax advisors, and/or investment advisors.
(c)Risk of Loss. The Participant is aware that any value the RSUs may have depends on vesting and certain other factors, and that any investment in Common Stock of a privately held corporation such as the Company is non-marketable, nontransferable, and could require capital to be invested for an indefinite period of time, possibly without return, and at substantial risk of loss.
(d)Resales. The Participant understands that the RSUs will be characterized as “restricted securities” under the federal securities laws and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act, as presently in effect. The Participant represents that the Participant is familiar with Rule 144 promulgated under the Securities Act and understands the resale limitations imposed thereby and by the Securities Act and the applicable state securities law.
(e)Restrictions. The Participant has read and understands the restrictions, limitations, and the Company’s rights set forth in the Plan and this Agreement that will be imposed on the RSUs and any Common Stock issued in respect of the RSUs.
(f)Non-Reliance. The Participant has not relied upon any oral representation made to the Participant relating to the RSUs or the Common Stock or upon information presented in any promotional meeting or material relating to the RSUs.
(g)Legends. The Participant understands and acknowledges that (i) any certificate evidencing the Common Stock (or evidencing any other securities issued with respect thereto pursuant to any stock split, stock dividend, merger, or other form of reorganization or recapitalization) when issued shall bear any legends that may be required by applicable federal and state securities laws, this Agreement, the Plan, or any stockholders’ agreement that may be in place from time to time; and (ii) the Company has no obligation to register the Common Stock or file any registration statement under federal or state securities laws. The Committee reserves the right to account for Common Stock through book-entry or other electronic means rather than the issuance of stock certificates.
10.Miscellaneous.
(a)Confidentiality. The Participant agrees to keep confidential the terms of this Agreement, unless and until such terms have been disclosed publicly other than through a breach by the Participant of this covenant. This provision shall not prohibit the Participant from providing this information on a confidential and privileged basis to the Participant’s attorneys, financial advisors, or accountants for purposes of obtaining legal, financial, or tax advice or as otherwise required by law.
(b)Compliance with Laws. The grant of RSUs and the issuance of Common Stock hereunder shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules, and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act, and in each case any respective rules and regulations promulgated thereunder) and any other law, rule, regulation, or exchange requirement applicable thereto.
(c)Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, and heirs of the Participant.
(d)No Waiver; Amendment. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach. This Agreement may be amended or modified only by a written instrument executed by the Participant and the Company.
(e)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(f)No Right to Service. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant, or director of any Company Entity or shall interfere with or restrict in any way the right of any Company Entity to remove, terminate, or discharge the Participant at any time for any reason whatsoever.
(g)Unfunded Plan. The Award of RSUs is unfunded and the Participant shall be considered an unsecured creditor of the Company with respect to the Company’s obligations, if any, to issue Common Stock pursuant to this Agreement. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Participant and any Company Entity or any other Person.
(h)Entire Agreement. This Agreement, the Grant Notice, the Restrictive Covenant Agreement, and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations, and negotiations with respect thereto.
(i)Bound by the Plan. By signing this Agreement, the Participant acknowledges that the Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan. In the event of any conflict between the Plan and this Agreement, this Agreement shall control.
(j)Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.
(k)Business Days. If any time period for giving notice or taking action hereunder expires on a day that is a Saturday, Sunday, or holiday in the state in which the Company’s principal executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday, or holiday.
(l)Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.
(m)Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.
(n)Section 409A of the Code. It is intended that the RSUs granted pursuant to this Agreement and the provisions of this Agreement be exempt from or comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and all provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.
(o)Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, without limitation, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet or third party website to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that the Participant’s electronic signature is the same as, and shall have the same force and effect as, the Participant’s manual signature.
(p)Forfeiture and Clawback Provisions. Notwithstanding any other provision in this Agreement, the Grant Notice or the Plan, the RSUs (including any proceeds, gains or other economic benefit actually or constructively received with respect thereto) shall, unless otherwise determined by the Committee or required by applicable law, be subject to the provisions of any clawback policy implemented by the Company or otherwise required by applicable law, whether or not such clawback policy was in place at the Date of Grant and whether or not the RSUs are vested. In addition, if the Participant incurs a Termination of Employment for Cause (or, following a Termination, the Company discovers that grounds for Termination for Cause existed at the time of Termination) or breaches any of the restrictive covenants set forth in the Restrictive Covenant Agreement, then the Participant shall automatically and immediately forfeit to the Company for no consideration: (i) all of the RSUs (whether vested or not vested), (ii) all Shares previously received on settlement of the RSUs held by the Participant and, (iii) in the event the Participant has sold or otherwise disposed of any Award Shares, the amount of any cash proceeds received from such sale or disposition, in each case, effective as of the date of such Termination for Cause (or determination that grounds for termination for Cause existed, as applicable) or the breach of the Restrictive Covenant Agreement, as applicable.
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